UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2004

Date of report (Date of earliest event reported)

ASSISTED LIVING CONCEPTS, INC.

(exact name of registrant as specified in its charter)

NEVADA	1-13498	93-1148702

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)

1349 Empire Central, Suite 900, Dallas, TX 75247

(Address of Principal Executive Offices) (Zip Code)

(214) 424-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

The Company announced on June 18, 2004 that its Board of Directors appointed Steve Scheiwe to the Board of Directors to fill a current vacancy on the Board.

Since May 2001, Mr. Scheiwe has been the President of Ontrac Advisors, Inc., a management and business consulting firm providing analysis and management services to private equity groups, privately held companies and traders of distressed corporate bond issues. Prior to this, Mr. Scheiwe served as the CEO of Teletrac, Inc., a wireless location and telecommunications service provider, from 1999 to May 2001, and as general counsel and secretary of Teletrac from 1995 to 1999. In addition to serving on our Board, Mr. Scheiwe currently serves on the Board of Directors of Neff Corporation, Microcell Telecommunications, Inc., General Chemical Industrial Products, Inc., Reptron Electronics, Inc. and Metrocall Holdings, Inc. Mr. Scheiwe received a J.D. with honors from Washburn University School of Law in 1986 and a B.A. from University of Colorado in 1982.

The Board has made an affirmative finding that Mr. Scheiwe is an independent director as that term is defined under Nasdaq and SEC rules and regulations. Mr. Scheiwe was also appointed to serve as a member of the independent Special Committee established by the Board of Directors to select a financial advisor and explore various strategic alternatives available to the Company with the goal of maximizing shareholder value. There can be no assurance, however, that the Special Committee’s evaluation of any strategic alternatives will result in any transaction.

Mr. Scheiwe has significant experience in transactional matters affecting shareholder value and currently serves on the Special Transaction Committees of Metrocall Holdings, Inc. and Microcell Telecommunications, Inc., both of which are currently engaged in evaluating potential value creating transactions for their shareholders. The Special Committee is now comprised of Mark Holliday and Steve Scheiwe, two independent directors.

The Special Committee has retained Jefferies & Company, Inc. as its financial advisor and Andrews Kurth LLP as its independent counsel.

The statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, statements containing the words “will,” “believes,” “anticipates,” “estimates,” “intends,” “expects,” “should,” “could,” and words of similar import, are forward looking statements. These forward-looking statements maybe affected by risks and uncertainties, including without limitation (i) our ability to control costs and improve operating margins, (ii) our ability to increase occupancy, (iii) our ability to increase our revenue at a pace which exceeds expense inflation, (iv) our ability to operate our residences in compliance with evolving regulatory requirements, (v) the degree to which our future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates, and (vi) our ability to extend or renegotiate our current debt agreements. In light of such risks and uncertainties, our actual results could differ materially from such forward-looking statements. Except as may be required by law, we do not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.
By:	/s/ Edward A. Barnes
	Name:	Edward A. Barnes
	Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

Date: June 18, 2004